Exhibit 99.1

ERBA DIAGNOSTICS, INC. PROVIDES AN UPDATE ON

THE ANTICIPATED TIMING OF THE FILING OF

ITS ANNUAL REPORT ON FORM 10-K

MIAMI LAKES, FL, April 30, 2015 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, provided today an update on the anticipated timing of the filing of its Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission (the “SEC”). As previously disclosed in the Notification of Late Filing on Form 12b-25, which ERBA Diagnostics filed with the SEC on April 1, 2015, ERBA Diagnostics delayed filing its Annual Report on Form 10-K because of unforeseen delays in connection with completing and filing its consolidated financial statements and the accompanying footnotes. Until these matters can be resolved, ERBA Diagnostics will not be in a position to file its Annual Report on Form 10-K with the SEC. ERBA Diagnostics is working diligently to complete and file its Annual Report on Form 10-K with the SEC, which ERBA Diagnostics now expects to do on or about May 15, 2015.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT: ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets. The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics. ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing. www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, including, without limitation, the risks and uncertainties that: ERBA Diagnostics’ financial results may take longer to prepare than anticipated; ERBA Diagnostics may not be able to file its Annual Report on Form 10-K for the year ended December 31, 2014 on or about the timeframe set forth above; ERBA Diagnostics’ common stock may be delisted by the NYSE MKT; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect our business, operating results or financial condition. Many of these factors are beyond our control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Contact:

Investors & Media

Tom Baker

Stonegate, Inc.

Tel: 617.532.0624

tbaker@stonegateinc.com